Exhibit 99-1

N E W S R E L E A S E

	UnitedHealth Group	Sierra Health Services

Contacts:	John Penshorn	Peter O’Neill
	Senior Vice President	Vice President
	952-936-7214	Public & Investor Relations
702-242-7156
Brett Manderfeld
Vice President
952-936-7216

Media:	Tyler Mason
UnitedHealthcare
714-226-3530

(For Immediate Release)

UNITEDHEALTH GROUP COMPLETES ACQUISITION OF SIERRA HEALTH SERVICES

•	Companies Receive Approval from U.S. Department of Justice; UnitedHealth Group Agrees to Divest Individual Medicare Advantage Plans in Clark and Nye Counties, Nevada

•	Combined Company Will Provide a Comprehensive Range of Affordable Products and Services to Health Care Consumers in the Southwest

Minneapolis and Las Vegas (February 25, 2008) – UnitedHealth Group (NYSE: UNH) and Sierra Health Services, Inc. (NYSE: SIE) today announced that they completed their transaction effective as of the close of business today.  Under the merger agreement, Sierra stockholders receive $43.50 in cash for each share of Sierra common stock, representing an equity value of approximately $2.6 billion.

The U.S. Department of Justice has provided approval of the acquisition.  As a condition of approval, UnitedHealth Group will divest its individual SecureHorizons Medicare Advantage HMO plans in Clark and Nye Counties, which represent approximately 25,000 members.  UnitedHealth Group has reached an agreement to transition these members to Humana Inc., subject to customary closing conditions.

UnitedHealth Group and Humana have agreed to work together to ensure a seamless transition of the individual SecureHorizons Medicare Advantage HMO plans in Clark and Nye Counties and will notify affected members as details become available.  UnitedHealth Group emphasized that post-divestiture, these members will continue to receive the benefits they currently have, and there will be no interruption in these members’ health care coverage.

Group SecureHorizons Medicare Advantage plans offered to retirees through commercial customers or contracts are currently excluded from the divestiture and will continue to be operated by UnitedHealth Group.  Sierra will retain its Medicare Advantage HMO plans in Nevada which are offered under the Senior Dimensions brand.

Ken Burdick, CEO of UnitedHealthcare, said, “We look forward to building on our shared heritage of providing consumers access to affordable, high-quality health care.  Our goal is to offer Nevadans the most comprehensive range of cost-effective, innovative health care products and services in the Southwest.”

Jonathon Bunker, president and COO of Sierra, said, “Joining our two organizations will be good for Nevada’s health care consumers, good for the many dedicated professionals who provide their care and good for the employees of Sierra.  With greater resources and advanced technology, we can now build upon our legacy by providing more options for our members and expanded access to the largest national network of hospitals, physicians and other care providers.”

In connection with the transaction, UnitedHealth Group and Sierra also reached an agreement with Nevada Attorney General Catherine Cortez Masto that is consistent with the terms of the Department of Justice consent decree.  As part of that agreement, and consistent with UnitedHealth Group’s longstanding commitment of philanthropic initiatives to improve and expand health care access for underserved populations, UnitedHealth Group will make $15 million in charitable contributions over the next five years to benefit health care consumers and programs in the State of Nevada.

Today’s news does not impact UnitedHealth Group’s full year 2008 financial outlook, which previously included projected results for Sierra.  UnitedHealth Group continues to project full year revenue of approximately $83 billion and earnings in the range of $3.95 - $4.00 per share.

About UnitedHealth Group
UnitedHealth Group is a diversified health and well-being company dedicated to making health care work better.  Headquartered in Minneapolis, Minn., UnitedHealth Group offers a broad spectrum of products and services through seven operating businesses: UnitedHealthcare, Ovations, AmeriChoice, Uniprise, OptumHealth, Ingenix, and Prescription Solutions.  Through its family of businesses, UnitedHealth Group serves approximately 70 million individuals nationwide.

About Sierra Health Services, Inc.
Sierra Health Services, Inc., based in Las Vegas, is a diversified healthcare services company that operates health maintenance organizations, indemnity insurers, preferred provider organizations, prescription drug plans and a multi-specialty medical group.  Sierra’s subsidiaries serve over 860,000 people through health benefit plans for employers, government programs and individuals.  For more information, visit Sierra’s website at www.sierrahealth.com.

Forward-Looking Statements
This press release may contain statements, estimates, projections, guidance or outlook that constitute “forward-looking” statements as defined under U.S. federal securities laws.  Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “will” and similar expressions, identify forward-looking statements, which generally are not historical in nature.  These statements may contain information about financial prospects, economic conditions, trends and uncertainties.  We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors.  These forward-looking statements involve risks and uncertainties that may cause UnitedHealth Group’s actual results to differ materially from the results discussed in the forward-looking statements.  Some factors that could cause results to differ materially from the forward-looking statements include: the potential consequences of the findings announced on October 15, 2006 of the investigation by an Independent Committee of directors of our historical stock option practices; the consequences of the restatement of our previous financial statements, related governmental reviews, including a formal investigation by the Securities and Exchange Commission, and review by the Internal Revenue Service, U.S. Congressional committees, U.S. Attorney for the Southern District of New York and Minnesota Attorney General, a related review by the Special Litigation Committee of the Company, and related shareholder derivative actions, including whether court approval of the settlement agreements between the Company and certain named defendants and the dismissal of the derivative claims against all named defendants is obtained, shareholder demands and purported securities and Employee Retirement Income Security Act class actions, the resolution of matters currently subject to an injunction issued by the United States District Court for the District of Minnesota, a purported notice of acceleration with respect to certain of the Company’s debt securities based upon an alleged event of default under the indenture governing such securities, and recent management and director changes, and the potential impact of each of these matters on our business, credit ratings and debt; increases in health care costs that are higher than we anticipated in establishing our premium rates, including increased consumption of or costs of medical services; heightened competition as a result of new entrants into our market, and consolidation of health care companies and suppliers; events that may negatively affect our contract with AARP; uncertainties regarding changes in Medicare, including coordination of information systems and accuracy of certain assumptions; funding risks with respect to revenues received from Medicare and Medicaid programs; failure to achieve business growth targets, including membership and enrollment; increases in costs and other liabilities associated with increased litigation, legislative activity and government regulation and review of our industry; our ability to execute contracts on competitive terms with physicians, hospitals and other service providers; regulatory and other risks associated with the pharmacy benefits management industry; failure to maintain effective and efficient information systems, which could result in the loss of existing customers, difficulties in attracting new customers, difficulties in determining medical costs estimates and appropriate pricing, customer and physician and health care provider disputes, regulatory violations, increases in operating costs, or other adverse consequences; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and intangible assets recorded for businesses that we acquire; potential noncompliance by our business associates with patient privacy data; misappropriation of our proprietary technology; failure to complete or receive anticipated benefits of acquisitions; the potential consequences of the New York Attorney General’s investigation into our provider reimbursement practices; and the outcome of the divestiture of our individual SecureHorizons Medicare Advantage HMO plans in Clark and Nye Counties (Nevada) and the integration of the operations of the Company and Sierra Health Services, Inc. after the divestiture.

This list of important factors is not intended to be exhaustive.  A further list and description of some of these risks and uncertainties can be found in our reports filed with the Securities and Exchange Commission from time to time, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.  Any or all forward-looking statements we make may turn out to be wrong.  You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.  Except to the extent otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements.